Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2004, relating to the financial statements of Sun Hydraulics Corporation, which appears in Sun Hydraulics Corporation’s Annual Report on Form 10-K for the year ended December 27, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
September 28, 2004